LICENSE AGREEMENT

NATIONAL AERONAUTICS AND SPACE ADMINISTRATION

AND

NANOBEAK INC.

(PARTIALLY) EXCLUSIVE LICENSE AGREEMENT No. DE-

LICENSE COMMENCEMENT DATE: 12/31/13

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS

ARTICLE		PAGE NO.
	Preamble	1
I	Definitions	2
II	License Grant	5
III	Sublicenses	6
IV	Term of License	7
V	Pactical Application	7
VI	United States Manufacture	8
VII	Royalty and Payment	8
VII	Reports	10
IX	Audit Rights	12
X	Marking	13
XI	Use of the NASA Name	13
XII	Disclaimer of Warranties	14
XIII	Risk Allocation and Indemnification	16
XIV	Patent Validity	17
XV	Points of Contact	18
XVI	Notices	19
XVII	Infringement	19
XVIII	Dispute or Breach	20
XIX	Termination or Modification	21
XX	Assignment	24
XXI	Governing Law	24

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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LICENSE AGREEMENT
PREAMBLE

This License Agreement (“AGREEMENT”) is entered into between the National Aeronautics and Space Administration (NASA), an agency of the United States, hereinafter referred to as LICENSOR, having its headquarters in Washington, D.C., and Nanobeak Inc., a corporation of the State of California, having its principal place of business at 401 Warren Street, Suite 200, Redwood City, CA 94063, hereinafter referred to as LICENSEE, as of the date of execution of the last PARTY hereto.

WITNESSETH:

WHEREAS, under the authority of 35 U.S.C. § 200 et seq., the U.S. Department of Commerce has issued Licensing Regulations (37 CFR Part 404) specifying the terms and conditions upon which licenses may be granted for inventions assigned to LICENSOR; and

WHEREAS, LICENSOR is the assignee of [***].

WHEREAS, LICENSEE, in consideration of the grant of a license under [***].

WHEREAS, [***]will provide the necessary incentive for LICENSEE to achieve the desired early PRACTICAL APPLICATION of the invention and the granting of such license to LICENSEE will therefore be in the public interest;

NOW, THEREFORE, in accordance with said Patent Licensing Regulations, and in consideration of the foregoing and of the terms hereinafter contained in this AGREEMENT, the LICENSOR and LICENSEE agree as set forth below:

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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ARTICLE I
Definitions

“ACCOUNTING PERIOD” shall mean the period for which royalties are calculated. For this AGREEMENT, the period is every twelve (12) months.

“BREACH” shall mean (a) a violation or nonperformance by a PARTY of a MATERIAL term, condition, covenant, or warranty herein, or (b) a misrepresentation made hereunder or (c) a misrepresentation by LICENSEE to induce LICENSOR to enter into this AGREEMENT (also see “MATERIAL”).

“BREACHING PARTY” shall mean the PARTY in BREACH, as used in Section 18.2.

“GROSS SALES OF ROYALTY-BASE PRODUCTS” shall mean the sum of: (a) the U.S. dollar value of the total amount invoiced by or for LICENSEE and any SUBLICENSEES under this AGREEMENT for all disposals (i.e., sales, uses, including uses by LICENSEE, leases, transfers, etc.) of ROYALTY-BASE PRODUCTS for monetary remuneration; and (b) in the event that some or all of the amount invoiced by or for LICENSEE is in the form of non-monetary remuneration, the equivalent U.S. dollar value of such remuneration determined in, or as if in, an arm’s length transaction.

“INSOLVENT” shall mean that LICENSEE has either ceased to pay its debts (which may include failure to pay royalty payments under this AGREEMENT) in the ordinary course of business or cannot pay its debts as they fall due or is insolvent within the meaning of the Federal Bankruptcy Code (11 U.S.C. § 101 (31)).

“LICENSE COMMENCEMENT DATE” shall mean the date that the last PARTY has executed this AGREEMENT.

“LICENSE EXPIRATION DATE” shall mean the last day that this AGREEMENT is in effect.

“LICENSE TERM” shall mean the period of time starting with the LICENSE COMMENCEMENT DATE and ending with the LICENSE EXPIRATION DATE.

“LICENSED AREA” shall mean the United States, its territories, and possessions.

“LICENSED FIELDS OF USE” shall mean [***].

“LICENSED INVENTIONS” shall mean the inventions defined by the claims of the LICENSED PATENTS and the inventions described in the LICENSED PATENT APPLICATIONS and as subsequently defined by the claims of any LICENSED PATENTS, and as may be further limited by ARTICLE II.

“LICENSED PATENT APPLICATIONS” shall mean [***] and shall include any corresponding continuation or divisional patent applications (specifically excluding patent applications containing new matter) derived from a LICENSED PATENT APPLICATION.”

“LICENSED PATENTS” shall [***] and any patents maturing from any LICENSED PATENT APPLICATIONS, and shall include any corresponding reissue patents and modifications of said LICENSED PATENTS by means of certificates of correction or reexamination certificates.

“MATERIAL,” with respect to a particular matter (e.g., a BREACH), shall mean that the matter is shown to effect adversely (a) the rights and benefits of the other PARTY under this AGREEMENT; or (b) the ability of the other PARTY to perform its obligations hereunder; and, in either case, to such a degree that a reasonable person in the management of his or her own affairs would be more likely than not to decline to enter into this AGREEMENT in view of the matter in question.

“NET SALES OF ROYALTY-BASE PRODUCTS AND PROCESSES” shall mean GROSS SALES OF ROYALTY-BASE PRODUCTS, less allowances for returns and less the following items to the extent not charged to the customer: (a) regular trade and quantity discounts; (b) insurance and shipping charges from the point of origin; (c) duties, tariffs, and other customs charges; and (d) sales, use, value added, and similar taxes. In the case of a sale or other disposition of ROYALTY-BASE PRODUCTS AND PROCESSES which are transferred to a purchaser who does not deal at arm’s length, NET SALES OF ROYALTY-BASE PRODUCTS AND PROCESSES shall be calculated in accordance with Section 7.5 of this AGREEMENT.

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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“NONBREACHING PARTY” shall mean the PARTY not in BREACH, as used in Section 18.2.

“PARTY” shall mean a party to this AGREEMENT.

“PERSON” shall mean a natural person; a corporation (for profit or not-for-profit); an association; a partnership (general or limited); a joint venture; a trust; a government or political department, subdivision, or agency; or any other entity.

“PRACTICAL APPLICATION” shall mean, with respect to the LICENSED INVENTION, to reduce it to practice and to commercialize it, i.e., to manufacture it in the case of a composition or product, to practice it in the case of a process or method, or to operate it in the case of a machine or system; and, in each case, under such conditions as to establish: (a) that a market for the LICENSED INVENTION has been created, and to the extent practicable, that a market has been created in the United States; (b) that it is being utilized; (c) that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms; and (d) that market demand, at least in the United States, shall be reasonably met.

“ROYALTY-BASE PRODUCTS AND PROCESSES” shall include (i)the components of an item sold, used, leased, transferred, or otherwise disposed of by LICENSEE that is covered by, included within or made by the LICENSED INVENTION (ii) any and all processes or methods which employ or are implemented by the practice of the LICENSED INVENTION(S), or (iii) the steps of any processes or method used, leased, transferred, or otherwise practiced by LICENSEE that is covered by or included within the LICENSED INVENTION(S). For purposes of this license, ROYALTY-BASE PRODUCTS AND PROCESSES include all products, processes or related services based upon or derived from the LICENSED INVENTION, including the design development of chemical sensing application tools and/or related services for [***] as well as development integration tools and/or related services for [***]. ROYALTY-BASE PRODUCTS AND PROCESSES shall also include other components as well as other processes or method steps that are not covered by, included within, or made by the LICENSED INVENTION that LICENSEE or SUBLICENSEES would not have sold, used, practiced, leased, transferred, or otherwise disposed of but for the sale, use, lease, transfer, or other disposition of the LICENSED INVENTION. Therefore, as further negotiated with LICENSEE, for purposes of this license, implementation and customization services, medical consulting services, integration, implementation, maintenance, training and other support services for the LICENSED INVENTION also constitute ROYALTY-BASE PRODUCTS and PROCESSES.

“SUBLICENSEE” shall mean any PERSON who has the right, granted by LICENSEE, to make, use, or sell the LICENSED INVENTION.

“THIRD PARTY” shall mean any PERSON other than the LICENSOR and the LICENSEE.

ARTICLE II
License Grant

2.1 For a term of Five (5) years, LICENSOR hereby grants to LICENSEE a terminable, royalty-bearing, exclusive license to practice, i.e., to make, have made, use, offer to sell, sell, transfer, or dispose of, the LICENSED INVENTION in accordance with the LICENSED AREA and LICENSED FIELD(S) OF USE, as defined in ARTICLE I. Unless either PARTY terminates this AGREEMENT in accordance with ARTICLE XIX at an earlier date, Five (5) years from the LICENSE COMMENCEMENT DATE, the license shall automatically convert to a non-exclusive license to practice, i.e., to make, have made, use, offer to sell, sell, transfer, or dispose of, the LICENSED INVENTION in accordance with the LICENSED AREA and LICENSED FIELD(S) OF USE, as defined in ARTICLE I.

2.2 LICENSOR, upon request, will use reasonable efforts to grant LICENSEE, in accordance with 37 CFR Part 404, a license to practice any inventions assigned to LICENSOR, without which license or licenses, the practice of the LICENSED INVENTION would result in infringement. The grant of said license or licenses shall be limited, however, to the extent necessary to practice the LICENSED INVENTION. There will be no such grant where said inventions are licensed exclusively.

2.3 Notwithstanding anything to the contrary in this AGREEMENT, LICENSEE shall take the license granted in this ARTICLE II subject to any outstanding licenses or other rights in THIRD PARTIES under agreements executed by LICENSOR before the LICENSE COMMENCEMENT DATE.

2.4 LICENSOR reserves an irrevocable, royalty-free right to practice and have practiced the LICENSED INVENTION, and any other inventions as provided in Section 2.2, throughout the world by or on behalf of the Government of the United States and on behalf of any foreign government pursuant to any existing or future treaty or agreement with the United States.

ARTICLE III
Sublicenses

3.1 Upon written approval by LICENSOR, LICENSEE may grant a written, royalty-bearing sublicense under the license granted in ARTICLE II provided that it submits to LICENSOR a written request, in advance, for permission to grant the sublicense, including with said request a copy of the proposed sublicense. The proposed sublicense shall refer to and be generally consistent with this AGREEMENT and shall include the rights reserved by LICENSOR under Section 2.4. The proposed sublicense shall include the condition that the sublicense shall automatically terminate upon the revocation or termination of this AGREEMENT.

3.1.1 Subject to the remaining non-approval requirements of Section 3.1, LICENSEE is hereby approved to grant a written, royalty-bearing sublicense under the license granted in ARTICLE II, to U.S. company, Vantage Health, Inc., a corporation of the State of Nevada.

3.2 LICENSEE shall furnish LICENSOR with a copy of the sublicense, consistent with the proposed sublicense approved by LICENSOR and executed by both LICENSEE and its SUBLICENSEE, within fifteen (15) calendar days after the grant of the sublicense by LICENSEE.

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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3.3 LICENSEE shall submit to LICENSOR, for advance approval, any proposed modification of a sublicense. LICENSEE shall also submit to LICENSOR a copy of the sublicense modification (either as an addendum or a new sublicense), consistent with the proposed sublicense modification and executed by both LICENSEE and its SUBLICENSEE, within fifteen calendar (15) days after the effective date of the sublicense modification.

3.4 The granting of a sublicense by LICENSEE shall not operate to relieve LICENSEE from any of its obligations under this AGREEMENT.

3.5 LICENSEE shall be responsible for and remit royalties based upon its SUBLICENSEE’s activities as if said activities were its own.

ARTICLE IV

Term of License

4.1 Unless either PARTY terminates this AGREEMENT in accordance with ARTICLE XIX at an earlier date, the license granted in ARTICLE II will be in effect for a LICENSE TERM that is equal to the unexpired term of the last patent to be in effect of the patent(s) encompassed under the definition of LICENSED PATENT. Except as may be expressly provided otherwise herein or agreed to in writing by LICENSOR, the license shall expire automatically at the end of the LICENSE TERM without notice to LICENSEE.

4.2 Per Article II, this license is exclusive during the initial Five- (5-) year term of the license. After completion of the initial term, the license automatically converts to non-exclusivity.

ARTICLE V

Practical Application

5.1 LICENSEE shall achieve PRACTICAL APPLICATION of the LICENSED INVENTION within Twenty Four (24) months of the LICENSE COMMENCEMENT DATE and in accordance with the schedule set forth in the APPENDIX to this AGREEMENT and incorporated into this AGREEMENT. LICENSEE shall notify LICENSOR within thirty (30) calendar days of achieving PRACTICAL APPLICATION that PRACTICAL APPLICATION has been achieved. LICENSEE shall also provide evidence to verify the achievement.

5.2 LICENSEE, once PRACTICAL APPLICATION of the LICENSED INVENTION is achieved, shall thereafter maintain it throughout the LICENSE TERM.

5.3 LICENSEE shall promptly report to LICENSOR its discontinuance of making the benefits of the LICENSED INVENTION available to the public.

ARTICLE VI

United States Manufacture

6.1 In achieving and maintaining PRACTICAL APPLICATION of the LICENSED INVENTION, LICENSEE agrees that any products embodying the LICENSED INVENTION or produced through the use of the LICENSED INVENTION shall be reduced to practice and manufactured substantially in the United States, in accordance with 35 U.S.C. 209(b).

6.2 LICENSEE shall make a bona fide attempt to use or sell the LICENSED INVENTION in the United States.

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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ARTICLE VII

Royalty and Payment

7.1 In consideration of the license granted in ARTICLE II, LICENSEE shall remit to LICENSOR a nonrefundable license fee in the amount of [***] upon the execution of this AGREEMENT by LICENSEE.

7.2 LICENSEE agrees to pay LICENSOR a running royalty [***] of the NET SALES OF ROYALTY-BASE PRODUCTS AND PROCESSES for each ACCOUNTING PERIOD

7.3 LICENSEE agrees to pay LICENSOR a minimum royalty of [***] at the end of the Second ACCOUNTING PERIOD. LICENSEE agrees to pay LICENSOR a minimum royalty of [***] at the end of the Third ACCOUNTING PERIOD and at the end of each subsequent ACCOUNTING PERIOD thereafter. The minimum royalty shall be paid to LICENSOR starting at the end of the Second ACCOUNTING PERIOD after the LICENSE COMMENCEMENT DATE and each ACCOUNTING PERIOD thereafter.

7.4 For any particular ACCOUNTING PERIOD, the running royalties specified in Section 7.2 shall be credited against the minimum royalty specified in Section 7.3.

7.5 LICENSEE agrees that in the event any ROYALTY-BASE PRODUCTS AND PROCESSES shall be sold, transferred, or disposed of to a THIRD PARTY in a transaction that does not represent an arm’s length transaction, then the royalties to be paid under this AGREEMENT for the ROYALTY-BASE PRODUCTS AND PROCESSES shall be based upon the fair market value of the ROYALTY-BASE PRODUCTS AND PROCESSES in an arm’s length transaction. When such sale, transfer or disposition is for purposes of resale by a THIRD PARTY, such royalties shall be based upon the NET SALES OF ROYALTY-BASE PRODUCTS AND PROCESSES by such THIRD PARTY, rather than upon the NET SALES OF ROYALTY-BASE PRODUCTS AND PROCESSES of the LICENSEE. Examples of transactions that do not represent an arm’s length transaction include sales, transfers or disposals (a) to any type of organization or individual who owns a controlling interest in LICENSEE by stock ownership or otherwise; (b) to any type of organization in which LICENSEE shall own, directly or indirectly, a controlling interest by stock ownership or otherwise; or (c) to any type of organization with which, or individual with whom, LICENSEE, its stockholders, or associated companies shall have any agreement, understanding, or arrangement (such as, among other things, an option to purchase stock, an arrangement involving a division of profits, or special rebates or allowances) without which agreement, understanding, or arrangement, prices paid by such organization or individual for the ROYALTY-BASE PRODUCTS AND PROCESSES would be higher than the NET SALES OF ROYALTY-BASE PRODUCTS AND PROCESSES reported by LICENSEE, or if such agreement, understanding, or arrangement results in extending to such organization or individual lower prices for ROYALTY-BASE PRODUCTS AND PROCESSES than those charged to outside concerns buying similar merchandise in similar amounts and under similar conditions.

7.6 Under this AGREEMENT, ROYALTY-BASE PRODUCTS AND PROCESSES will be considered sold when invoiced, when shipped, or upon receipt of payment, whichever occurs first.

7.7 Royalties shall accrue at the end of each ACCOUNTING PERIOD and must be paid by LICENSEE TO LICENSOR within thirty (30) calendar days of the end of each ACCOUNTING PERIOD. Royalties shall be paid by check, denominated in United States dollars, and made payable to the National Aeronautics and Space Administration. The check shall be mailed to LICENSOR at the address set forth in ARTICLE XV of this AGREEMENT concurrently with the report required in ARTICLE VIII of this AGREEMENT. LICENSOR’s acceptance of any royalty payment does not eliminate LICENSOR’s right to contest the accuracy of such payment in the future. If this AGREEMENT expires or is terminated before the end of an ACCOUNTING PERIOD, the running royalty defined in paragraph 7.2 due for that ACCOUNTING PERIOD will accrue on the LICENSE EXPIRATION DATE or termination date and must be paid within thirty (30) calendar days of the LICENSE EXPIRATION DATE or termination date, as applicable.

7.8 Payments due LICENSOR that are not timely paid may be submitted to LICENSOR’S Accounts Receivable Department for collection. LICENSOR shall assess interest, penalties, and administrative costs in accordance with the Federal Claims Collections Standards, 31 C.F.R. §§ 900-904, on all payments due LICENSOR which are not timely paid by LICENSEE. In addition to these charges, LICENSOR is authorized to charge to LICENSEE the costs of collection and any associated reasonable attorney fees.

ARTICLE VIII
Reports

8.1 LICENSEE shall submit to LICENSOR written reports within thirty (30) calendar days of the end of every ACCOUNTING PERIOD whether or not royalties are due. Each report shall be submitted concurrently with the royalties required by ARTICLE VII. To ensure that any proprietary information submitted by LICENSEE is protected to the fullest extent of the law, LICENSEE should mark with a proprietary notice any portions of the report that are considered proprietary to LICENSEE.

8.2 Each report shall include the following information applicable to the most recent ACCOUNTING PERIOD:

(a)	With reference to the schedule set forth in the APPENDIX to this AGREEMENT, a narrative description of the steps taken or being taken to reduce the LICENSED INVENTION to practice.

(b)	With reference to the schedule set forth in the APPENDIX to this AGREEMENT, a narrative description of the steps taken or being taken to create a market demand for the LICENSED INVENTION, to commercialize the LICENSED INVENTION, and to meet market demand for the LICENSED INVENTION.

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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(c)	A narrative description of the ROYALTY-BASE PRODUCTS AND PROCESSES currently being offered for sale by LICENSEE and its SUBLICENSEES. Copies of current sales brochures, promotional materials, and price lists shall be included with this description.

(d)	A list of the geographic locations at which the LICENSED INVENTION is being manufactured.

(e)	The number and type of ROYALTY-BASE PRODUCTS AND PROCESSES sold or disposed of by LICENSEE.

(f)	The number and type of ROYALTY-BASE PRODUCTS AND PROCESSES sold or disposed of by each SUBLICENSEE (if any).

(g)	The number and type of ROYALTY-BASE PRODUCTS AND PROCESSES sold or disposed of by each THIRD PARTY reseller (if any) of ROYALTY-BASE PRODUCTS AND PROCESSES under Section 7.5.

(h)	LICENSEE’s GROSS SALES OF ROYALTY-BASE PRODUCTS AND PROCESSES.

(i)	GROSS SALES OF ROYALTY-BASE PRODUCTS AND PROCESSES for each SUBLICENSEE (if any).

(j)	GROSS SALES OF ROYALTY-BASE PRODUCTS AND PROCESSES for each THIRD PARTY reseller (if any) of ROYALTY-BASE PRODUCTS AND PROCESSES under Section 7.5.

(k)	The amounts deducted from GROSS SALES OF ROYALTY-BASE PRODUCTS AND PROCESSES for each of items (a) through (d) under the definition of NET SALES.

(l)	LICENSEE’s NET SALES OF ROYALTY-BASE PRODUCTS AND PROCESSES.

(m)	NET SALES OF ROYALTY-BASE PRODUCTS AND PROCESSES for each SUBLICENSEE (if any).

(n)	NET SALES OF ROYALTY-BASE PRODUCTS AND PROCESSES for each THIRD PARTY reseller (if any) of ROYALTY-BASE PRODUCTS AND PROCESSES under Section 7.5.

(o)	The amount of royalties due LICENSOR.

8.3 Each report shall include a certification by an officer of LICENSEE that the LICENSEE is complying with the terms and conditions of this AGREEMENT and that the responses to each part of Section 8.2 are accurate and complete.

8.4 LICENSEE shall, on an annual basis, submit to LICENSOR an audited balance sheet and an audited income statement. Internal audits are permissible, but LICENSOR reserves the right to require an independent audit and additionally reserves the right to approve of the auditor. LICENSOR may conduct an independent audit in accordance with Section 9.2 and LICENSEE shall reimburse LICENSOR in accordance with Section 9.3.

8.5 A final report shall be submitted to LICENSOR by LICENSEE within thirty (30) calendar days after the termination of this AGREEMENT.

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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ARTICLE IX
Audit Rights

9.1 LICENSEE shall keep full, true, and accurate records for the purpose of LICENSOR verifying LICENSEE’s reports to LICENSOR under ARTICLE VIII, verifying LICENSEE’s royalty payments to LICENSOR under ARTICLE VII, and for determining LICENSEE’s activities in general under the AGREEMENT. These records shall include, but are not limited to, ledgers and journals of account, customer orders, invoices, shipping documents, inventory records, computer records, purchase orders, and tax records. These records, as a whole, shall include information which will allow, at a minimum, identification of suppliers, customers, items sold or otherwise transferred, and/or services rendered, as well as whether the LICENSEE is operating within the scope of its license.

9.2 The records described in Section 9.1 shall be available for audit by LICENSOR, or by an authorized representative of LICENSOR, at all reasonable times for the LICENSE TERM and for three (3) calendar years thereafter. In addition, LICENSEE shall permit inspection by LICENSOR, or by an authorized representative of LICENSOR, of LICENSEE’s assembly facilities and of LICENSEE’s inventory of ROYALTY-BASE PRODUCTS AND PROCESSES, including parts, works-in-progress, and finished goods, during any audit by LICENSOR.

9.3 If LICENSOR, as a result of an audit, discovers an error in payment of royalties that exceeds the greater of five percent of royalties due for any ACCOUNTING PERIOD or Two Thousand Five Hundred Dollars ($2,500), then LICENSEE shall reimburse LICENSOR for the cost of the audit, including all related costs of performing the audit (e.g., travel, food, lodging, cost of professional services, etc.), in addition to any penalties assessed pursuant to Section 7.8, within thirty (30) calendar days of written notice from LICENSOR to LICENSEE of the underpayment. Any underpaid royalties, regardless of amount, discovered as a result of an audit shall be due within thirty (30) calendar days of written notice from LICENSOR to LICENSEE of the underpayment.

ARTICLE X
Marking

10.1 LICENSEE and all SUBLICENSEES shall mark all ROYALTY-BASE PRODUCTS AND PROCESSES, or products incorporating ROYALTY-BASE PRODUCTS AND PROCESSES, in accordance with the statutes of the United States relating to the marking of patented articles (see 35 U.S.C. § 287). Such marking shall be accomplished by fixing on the article or when, from the character of the article, this cannot be done, by fixing to it, or to the package wherein one or more of the articles is contained, a label including the notation “Licensed from the National Aeronautics and Space Administration under U.S Patent Nos. 7,623,972; 7,801,687; 7,968,054; and 8,000,903; other Patents Pending.” Such marking shall also be included in all literature and/or advertising materials describing the LICENSED INVENTION.

ARTICLE XI

Use of the NASA Name

11.1 Except as required by ARTICLE X, LICENSEE may use the name of LICENSOR, or the acronym “NASA,” only in truthful statements concerning its relationship with LICENSOR. The letters ‘NASA’ may be used in such truthful statements only if they are:

(a)	used in their normal typed or printed form;

(b)	the same size, color, and intensity as the rest of the words in a sentence;

(c)	not used in their stylized version as they appear in the NASA logotype or NASA insignia; and

(d)	not used to indicate that NASA endorses the LICENSEE’s products, processes, etc.

11.2 Uses of the letters ‘NASA’, other than those required by ARTICLE X or specified in Section 11.1, shall require the express written approval of LICENSOR. Approval by LICENSOR shall be based on applicable law (i.e., 51 U.S.C. §§ 20141, 20111-20113; and 14 CFR § 1221.100 et seq.) and NASA policy governing the use of the letters ‘NASA’ and the words ‘National Aeronautics and Space Administration’ and shall not be unreasonably withheld.

11.3 LICENSEE agrees to make copies of its marketing literature available to LICENSOR so that LICENSOR can determine that such use is in accordance with the terms of this ARTICLE.

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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ARTICLE XII

Disclaimer of Warranties

12.1 LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, AS TO ANY MATTER WHATSOEVER.

12.2 ALL REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXCLUDED HEREUNDER.

12.3 In particular, nothing in this AGREEMENT shall be construed as:

(a)	A warranty or representation by LICENSOR as to the validity or scope of any LICENSED PATENT; or

(b)	A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this AGREEMENT is or will be free from infringement of any type, including patent infringement, copyright infringement, and trademark infringement; or

(c)	A requirement that LICENSOR shall file any patent application, secure any patent, or maintain any patent in force, other than the LICENSED PATENT; or

(d)	An obligation to bring or prosecute actions or suits against THIRD PARTIES for infringement; or

(e)	An obligation to furnish any manufacturing or technical information; or, if any such information is supplied, a warranty or representation that such information is accurate; or

(f)	Conferring a right to use in advertising, publicity or otherwise the name of any inventor of the LICENSED INVENTION or the NASA name, seal, insignia, logotype or any other adaptation without the prior written consent of LICENSOR (except as otherwise provided in ARTICLE XI); or

(g)	Precluding the export from the United States of ROYALTY-BASE PRODUCTS AND PROCESSES on which royalties shall have been paid as provided in ARTICLE VII, provided that the item can be exported under the export control laws of the United States; or

(h)	Granting by implication or estoppel, any licenses or other rights under any patent of LICENSOR or any other PERSON in the United States or any foreign country; or

(i)	Granting by implication, estoppel, or otherwise, any licenses or rights under patents or patent applications of LICENSOR other than the LICENSED INVENTION, regardless of whether such other patents or patent applications are dominant, subordinate, or an improvement to the invention or inventions as claimed, of the LICENSED PATENT or LICENSED PATENT APPLICATION, nor to other applications that did not claim the invention.

(j)	Conferring upon any PERSON (1) any immunity from or defenses under the antitrust laws, (2) any immunity from a charge of patent misuse, or (3) any immunity from the operation of Federal, State, or other law.

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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ARTICLE XIII

Risk Allocation and Indemnification

13.1 LICENSOR makes no representation, extends no warranties of any kind, either express or implied, and assumes no responsibility whatsoever with respect to use, sales, or other disposition by LICENSEE or its vendees or other transferees of products incorporating or made by the use of (a) the LICENSED INVENTION or (b) information, if any, furnished under this AGREEMENT.

13.2 LICENSEE shall indemnify LICENSOR, its officers and employees, and hold them harmless against all liabilities, demands, damages, expenses, or losses including, but not limited to, attorney’s fees, court costs, and the like, arising (a) out of the use by LICENSEE or its transferees of the LICENSED INVENTION or information furnished under this AGREEMENT, or (b) out of any sale, use, or other disposition by LICENSEE or its transferees of products, processes, or compositions, made by use of such inventions or information.

13.3 It shall be the sole responsibility of the LICENSEE to ensure that any and all embodiments of the LICENSED INVENTION are safe under all circumstances.

13.4 Independent of, severable from, and to be enforced independently of any other enforceable or unenforceable provision of this AGREEMENT, other than as provided in Sections 13.1 and 13.2, or other than for infringement of one PARTY’s intellectual property rights by another PARTY, (including any engagement in licensable activities by licenses beyond the scope of the license provided by this AGREEMENT), neither PARTY will be liable to the other PARTY (nor to any THIRD PARTY claiming rights derived from the other PARTY’s rights) for incidental, consequential, special, punitive, or exemplary damages of any kind, including lost profits, loss of business, or other economic damage, and further including injury to property, as a result of breach of any warranty or other term of this AGREEMENT, regardless of whether the PARTY liable or allegedly liable was advised, had reason to know, or in fact knew of the possibility thereof.

ARTICLE XIV

Patent Validity

14.1 If, in any proceeding in which the validity, infringement, or priority of invention of any claim of the LICENSED PATENT to LICENSEE is in issue, a judgment or decree is entered which becomes final (below referred to as an “final judgment”), the construction placed upon any such claim by such final judgment shall thereafter be followed, not only as to such claim but as to all claims to which such construction applies, with respect to subsequently occurring acts. If such final judgment holds any claim invalid, LICENSEE shall be relieved prospectively (a) from including in its reports ROYALTY-BASE PRODUCTS AND PROCESSES sold or otherwise disposed of covered only by such claim or any broader claim to which such final judgment is applicable, and (b) from the performance of those other acts which may be required by this AGREEMENT only because of any such claim. However, if there are two or more conflicting final judgments with respect to the same claim based on the same grounds or where the same issues were raised, the decision of the higher tribunal shall be followed, but if the tribunals be of equal dignity, then the decision more favorable to the claim shall be followed.

14.2 In the event evidentiary material comes to the attention of the LICENSEE that, in the judgment of the LICENSEE, bears on the validity or scope of any LICENSED PATENT, the LICENSOR will in good faith discuss with the LICENSEE whether such evidentiary material so affects the validity or scope of the LICENSED PATENT to which it is asserted to apply that the terms of the license in respect to such LICENSED PATENT should be modified.

14.3 The LICENSEE, after the LICENSE COMMENCEMENT DATE, may assert the invalidity of any claim in any LICENSED PATENT, if coupled with or followed by:

(a)	Withholding, or notice of intention to withhold, or denial of obligation to pay, royalties otherwise payable under this AGREEMENT in respect to the LICENSEE’s operations under such claim; or

(b)	Initiation or participation in a suit challenging or denying the validity of such claim in reference to LICENSEE’s operations under this AGREEMENT, that may, at the option of the LICENSOR, be conclusively presumed to constitute LICENSEE’s termination, as of the earliest provable date of such withholding, notice, denial, initiation, or participation, of its AGREEMENT including its obligation for payment of royalties due from the date of the termination.

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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ARTICLE XV

Points of Contact

15.1 The following PERSONS are designated as the points of contact for their respective PARTY and are responsible for keeping this information current by providing updated information as warranted. These points of contact are the principal representatives of the PARTIES involved in the performance of this AGREEMENT.

LICENSOR	LICENSEE
Name: [***]	Name: [***]
Title: [***]	Title: Chairman and CEO
Address: NASA Ames Research Center Mail Stop 202A-4 Bldg. 202A, Rm. 113, P.O Box 1 Moffett Field, CA 94035-0001	[***] [***] [***]
Title: [***]
Address: NASA Ames Research Center Mail Stop 202A-3 Bldg. 202A, Rm. 213 P.O. Box 1 Moffett Field, CA 94035-0001

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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ARTICLE XVI

Notices

16.1 All notices hereunder will be in writing and will be delivered and effective as follows:

(a)	Every notice required or contemplated by this AGREEMENT to be given either PARTY may be delivered in person or may be sent by commercial courier or U.S. mail, addressed to the PARTY for whom it is intended, at the address specified in ARTICLE XV.

(b)	Any notice will be effective on the date that it is hand delivered or on the fifth business day after it was deposited with the commercial courier or the U.S. mail.

(c)	As used in this ARTICLE, a reference to a particular date means the date itself, if a business day, otherwise the first business day after the date.

ARTICLE XVII
Infringement

17.1 If LICENSEE becomes aware of an infringement or has reasonable cause to believe that there has been an infringement of any LICENSED PATENT, LICENSEE shall notify LICENSOR in writing concerning LICENSEE’s knowledge of any infringement or of the reasonable cause for belief of infringement. Such notice should include: an analysis of how the claims of any LICENSED PATENT read-on the allegedly infringing articles; the identity of the alleged infringers; a statement as to whether the alleged infringers are making, using, or selling the allegedly infringing articles; a statement describing the extent of the alleged infringement; and a statement which describes and quantifies the harm being suffered by the LICENSEE as a result of the alleged infringement. If such notice and information are furnished, LICENSOR may volunteer its opinion as to whether reasonable cause exists to believe that there has been an infringement. Only during the Five- (5-)Year period of exclusivity, LICENSEE is authorized under the provisions of Chapter 29 of Title 35, United States Code, or other statutes, (a) to bring suit in its own name, at its own expense, and on its own behalf, for infringement of the LICENSED PATENT, and (b) in any such suit, to enjoin infringement and to collect for its use, damages, profits and awards of whatever nature, recoverable from such infringement, subject to payment of royalties due to LICENSOR, and further, (c) to settle any claim or suit for infringement of the LICENSED PATENT, as by granting a sublicense under this AGREEMENT. With respect to the royalties due to LICENSOR from LICENSEE’s successful infringement action, the parties agree to enter into good faith negotiations to arrive at the appropriate amount of royalties due to LICENSOR. The authority to bring suit is subject to the continuing right of the United States to bring suit itself or to intervene in LICENSEE’s suit; and, in either event, LICENSEE shall give LICENSOR reasonable notice and assistance.

ARTICLE XVIII

Dispute or Breach

18.1 All disputes concerning the interpretation or application of this AGREEMENT shall be discussed mutually between the PARTIES. Any disputes that are not disposed of by mutual agreement shall be decided by the NASA Agency Counsel for Intellectual Property, or designee, who shall reduce the decision to writing and mail or otherwise deliver a copy thereof to LICENSEE. LICENSEE may respond to such notice of a dispute decision in accordance with the procedures set forth in Section 19.7.

18.2 In the event of a BREACH of any provision of this AGREEMENT, the NONBREACHING PARTY shall give the BREACHING PARTY notice describing the BREACH and stating that the BREACHING PARTY has thirty (30) calendar days after notice of the BREACH to cure the BREACH or show cause why the AGREEMENT should not be terminated.

18.3 If a provision of this AGREEMENT sets forth a cure period for the BREACH in question other than thirty (30) calendar days, then that provision shall take precedence over the cure period set forth in Section 18.2.

18.4 No cure period is required, except as may be otherwise provided in this AGREEMENT, if:

(a)	this AGREEMENT sets forth specific deadline dates for the obligation allegedly breached; or

(b)	this AGREEMENT otherwise states that no cure period is required in connection with the termination in question.

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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18.5 The BREACHING PARTY will be deemed to have cured such BREACH if within the cure period it takes steps reasonably adequate to alleviate any damage to the NONBREACHING PARTY resulting from the BREACH and to prevent a similar future BREACH.

ARTICLE XIX

Termination or Modification

19.1 The PARTIES may terminate or modify this AGREEMENT by mutual consent upon such terms as they may agree in writing.

19.2 Either PARTY may terminate this AGREEMENT upon the discovery by one PARTY of any intentional MATERIAL false statement or misrepresentation made or submitted by the other PARTY which BREACHES any obligation under the terms of this AGREEMENT or upon the discovery by one PARTY that the other PARTY has committed a MATERIAL breach of a provision of the AGREEMENT.

19.3 LICENSEE may prospectively terminate this AGREEMENT upon ninety (90) calendar days written notice to LICENSOR. Unless otherwise agreed to by the PARTIES in accordance with Section 19.1, such prospective termination will become effective ninety (90) calendar days after the effective date of the notice as determined in accordance with Section 16.1.

19.4 This AGREEMENT may be terminated by LICENSOR, in whole or in part, if:

(a)	LICENSOR determines that LICENSEE has failed or will fail to meet milestones in accordance with the schedule set forth in the APPENDIX to this AGREEMENT and incorporated into this AGREEMENT, or to achieve or maintain PRACTICAL APPLICATION of the LICENSED INVENTION as provided by ARTICLE V.

(b)	LICENSOR determines that LICENSEE has failed or will fail to reduce to practice or substantially manufacture the LICENSED INVENTION in the United States as provided by Section 6.1.

(c)	LICENSOR determines that LICENSEE has failed or will fail to meet market demand for the LICENSED INVENTION.

(d)	LICENSEE fails to pay royalties or submit reports as provided by ARTICLES VII and VIII.

(e)	LICENSOR determines that such action is necessary to meet the requirements for public use specified by Federal regulations issued after the date of the license and such requirements are not reasonably satisfied by LICENSEE.

(f)	LICENSEE commits a BREACH of a covenant contained in this AGREEMENT.

19.5 LICENSOR may terminate this AGREEMENT if LICENSEE becomes INSOLVENT. LICENSEE must notify LICENSOR within thirty (30) calendar days after becoming INSOLVENT. LICENSEE’s failure to conform to this requirement shall be deemed a MATERIAL, incurable BREACH.

19.6 LICENSEE must promptly inform LICENSOR of its intention to file a voluntary petition in bankruptcy or of another’s communicated intention to file an involuntary petition in bankruptcy. LICENSOR may terminate this AGREEMENT upon receiving notice of intention to file. LICENSEE’s filing without conforming to this requirement shall be deemed a MATERIAL, pre-petition incurable BREACH.

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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19.7 Before LICENSOR unilaterally modifies or terminates this AGREEMENT for any cause, LICENSOR will deliver to LICENSEE and all SUBLICENSEES of record a written notice stating LICENSOR’s intention to modify or terminate the AGREEMENT and the reasons therefor. LICENSEE and SUBLICENSEES of record will be allowed thirty (30) calendar days after: (a) such notice of intention to modify or terminate the AGREEMENT to remedy any BREACH of the AGREEMENT or show cause why the AGREEMENT should not be unilaterally modified or terminated; or, (b) a notice of a dispute decision, rendered in accordance with Section 18.1, to rebut such decision. A response to a notice regarding modification or termination or to a notice of a dispute decision should be addressed to the General Counsel, National Aeronautics and Space Administration, Washington, DC 20546. The General Counsel will render a determination based on the LICENSEE’s or SUBLICENSEES’ response within a reasonable time.

19.8 If no response under Section 19.7(a) is provided by LICENSEE or any SUBLICENSEE to a notice regarding modification or termination, the AGREEMENT will be unilaterally modified or will terminate, effective thirty-one calendar(31) days from the notice of modification or termination, with no right to appeal under Section 19.9. If no response under Section 19.7(b) is provided by LICENSEE or any SUBLICENSEE to a notice of a dispute decision provided under Section 18.1, the decision by the Agency Counsel for Intellectual Property will be final, effective thirty-one (31) calendar days from the dispute decision, with no right to appeal under Section 19.9.

19.9 LICENSEE may appeal in writing to the NASA Administrator, any determination rendered by the General Counsel in accordance with Section 19.7, within thirty (30) calendar days of notice of such determination. The notice of appeal and all supporting documentation should be addressed to the Administrator, National Aeronautics and Space Administration, Washington, DC 20546. LICENSEE shall be afforded an opportunity to be heard and to offer evidence in support of its appeal. The decision on the appeal shall be made by the NASA Administrator or designee, which shall be the final agency decision from which there will be no further right of administrative appeal. Nothing in this Article shall be interpreted as precluding actions at law.

19.10 If no action is taken under Section 19.9, then the determination rendered by the General Counsel shall become final within thirty-one (31) calendar days after delivery of the notice of such determination.

19.11 All royalties and reports due up to and including the date of termination of this AGREEMENT are due within thirty (30) calendar days of the date of termination. As such, the following rights and obligations survive any termination to the extent necessary to permit their complete fulfillment or discharge:

(a)	LICENSEE’S obligation to supply a final report as specified in Section 8.5 of this AGREEMENT;

(b)	LICENSOR’S right to receive or recover and LICENSEE’S obligation to pay royalties accrued or accruable for payment at the time of any termination; and

(c)	LICENSEE’s obligation to maintain records and LICENSOR’S right to conduct a final audit in accordance with ARTICLE IX of this AGREEMENT.

ARTICLE XX
Assignment

20.1 Upon written approval by LICENSOR, LICENSEE may assign this AGREEMENT provided that LICENSEE submits to LICENSOR, in advance, a written request for permission to grant the assignment, information that LICENSOR considers necessary to evaluate the proposed assignment, and a copy of the proposed assignment. If LICENSOR approves the assignment as being consistent with the Government’s interests, the PARTIES and the assignee will be required to execute a novation agreement. At a minimum, the novation agreement will provide that LICENSEE waives all rights under the license, the assignee assumes all obligations under the AGREEMENT, and that LICENSOR recognizes the assignee as the successor in interest to the AGREEMENT.

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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ARTICLE XXI
Governing Law

21.1 This AGREEMENT will be interpreted and enforced in accordance with United States federal law.

ARTICLE XXII

Independent Entities

22.1 The Parties are separate and independent entities. Except as may be expressly and unambiguously provided in this AGREEMENT, no partnership or joint venture is intended to be created by this AGREEMENT, nor any principal-agent or employer-employee relationship.

22.2 Except to the extent expressly provided in this AGREEMENT, neither PARTY has, and neither PARTY shall attempt to assert, the authority to make commitments for or to bind the other PARTY to any obligation.

ARTICLE XXIII

Effect of Partial Invalidity

23.1 If any one or more of the provisions of this AGREEMENT should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, and as long as the fundamental objectives of the AGREEMENT can be carried out, then:

(a)	the validity and enforceability of all provisions of this AGREEMENT not ruled to be invalid or unenforceable will be unaffected;

(b)	the provision(s) held wholly or partly invalid or unenforceable will be deemed to be amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the PARTIES’ intent as manifested herein; and

(c)	if the ruling, and/or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified, or amended by legislative, judicial, or administrative action, then the provision(s) in question, as originally set forth in this AGREEMENT, will be deemed to be valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

ARTICLE XXIV
Nonwaiver

24.1 The failure of either PARTY at any time to require performance by the other PARTY of any provisions of this AGREEMENT shall in no way affect the right of such PARTY to require require future performance of that provision. Any waiver by either PARTY of any BREACH of any provision of this AGREEMENT shall not be construed as a waiver of any continuing or succeeding BREACH of such provision, a waiver of the provision itself, or a waiver of any right under this AGREEMENT.

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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ARTICLE XXV

Entire Agreement

25.1 Except as may be expressly provided otherwise herein, this AGREEMENT constitutes the entire agreement between the PARTIES concerning the subject matter thereof. No prior or contemporaneous representations, inducements, promises, or agreements, oral or otherwise, between the PARTIES with reference thereto will be of any force or effect. This AGREEMENT may only be modified by written agreement of the PARTIES.

ARTICLE XXVI

Article Headings

26.1 The Article Headings contained in this AGREEMENT are for reference purposes only and shall not in any way control the meaning or interpretation of this AGREEMENT.

ARTICLE XXVII
Counterparts

27.1 This AGREEMENT may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument. Any such counterpart may comprise one or more duplicates or duplicate signature pages, any of which may be executed by less than all of the PARTIES, provided that each PARTY executes at least one such duplicate or duplicate signature page. The PARTIES stipulate that a photostatic copy of an executed original will be admissible in evidence for all purposes in any proceeding as between the PARTIES.

ARTICLE XXVIII
Acceptance

28.1 In witness whereof, each PARTY has caused this AGREEMENT to be executed by its duly authorized representatives:

LICENSOR:	LICENSEE:
National National Aeronautics and Space Administration	Nanobeak, Inc.
By: /s/ Dr. S. Pete Worden	By: /s/ Jeremy Barera
Dr. S. Pete Worden Center Director Ames Research Center	Jeremy Barera Chief Executive Officer
Date:	Date:

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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APPENDIX
Milestones

[***]

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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